Exhibit (c)(vi) Citi Corporate & Investment Banking | Global Media & Communications Group th February 26 , 2018 Draft For Discussion Purposes 2/26/2018 9:30 AM Discussion Materials Strictly Private and Confidential Exhibit (c)(vi) Citi Corporate & Investment Banking | Global Media & Communications Group th February 26 , 2018 Draft For Discussion Purposes 2/26/2018 9:30 AM Discussion Materials Strictly Private and Confidential

AMCX / RLJE Talking Points Financial Benefits · Requires limited capital outlay · Improves revenue and EBITDA growth · Expected to be immediately accretive to both FCF / share and EPS · Will allow AMC to tax consolidate, providing access to RLJE tax assets Benefits to AMC · Diversifies revenue base · Increases exposure to SVOD · Access to Agatha Christie content library · Provides an additional distribution outlet for AMC content Benefits to RLJE · RLJE Management can focus on growing the business over the long-term without short term pressures of public reporting · Allow RLJE to benefit from AMC’s industry influence, scale and access to capital · AMC will seek to keep RLJE’s current management team in place · Eliminates public company costs and reporting requirements at RLJE · Simplifies RLJE’s equity capital structure and eliminates the legacy SPAC shareholder base Business Vision · Opportunity for RLJE to become the leader in SVOD for distinct audiences · Cross promotional opportunities across the AMC footprint (i.e WeTV / UMC) · Co-acquisition and production of content · Shared technology and R&D capabilities / spend · Affiliate partnership Importance of Retaining Bob’s Ownership / Involvement in RLJE · Has a track record of success in the industry · Maintains important industry relationships 1 AMCX / RLJE Talking Points Financial Benefits · Requires limited capital outlay · Improves revenue and EBITDA growth · Expected to be immediately accretive to both FCF / share and EPS · Will allow AMC to tax consolidate, providing access to RLJE tax assets Benefits to AMC · Diversifies revenue base · Increases exposure to SVOD · Access to Agatha Christie content library · Provides an additional distribution outlet for AMC content Benefits to RLJE · RLJE Management can focus on growing the business over the long-term without short term pressures of public reporting · Allow RLJE to benefit from AMC’s industry influence, scale and access to capital · AMC will seek to keep RLJE’s current management team in place · Eliminates public company costs and reporting requirements at RLJE · Simplifies RLJE’s equity capital structure and eliminates the legacy SPAC shareholder base Business Vision · Opportunity for RLJE to become the leader in SVOD for distinct audiences · Cross promotional opportunities across the AMC footprint (i.e WeTV / UMC) · Co-acquisition and production of content · Shared technology and R&D capabilities / spend · Affiliate partnership Importance of Retaining Bob’s Ownership / Involvement in RLJE · Has a track record of success in the industry · Maintains important industry relationships 1

Capital Commitment from AMCX / Deal Overview

By Class
(At $4.25 per share)

By Class	Shares	($)	% of O/S
Preferred	2.9	$15.4[1]	30.1%
2015 Warrants			
$1.50	0.7	$1.9	7.3%
2.37	0.2	0.3	1.6
3.00	--	--	--
Options Granted in 2017			
$2.66	0.7	$1.1	7.3%
3.00	0.7	0.9	7.3
Public	4.5	19.0	46.5
Fully Diluted Total	9.6	$38.7	100.0%

RLJE Ownership

Pre-Transaction [2]


Other
19%
Rob Johnson
17%
AMCX
64%

Post-Transaction


Rob Johnson
17%
AMCX
83%

Source: Public filings.
(1) Includes 25% premium due to change of control provision.
(2) Preferred shares treated on an as converted basis.

2

citi

Pro Forma Financial Impact

PF Revenue
($ in mm)


CAGR
6.5%
19.3%
5.9%
$3,007
$103
$2,904
$3,246
$131
$3,116
$3,443
$152
$3,292
$3,640
$177
$3,463
$3,862
$208
$3,654
2018E
2019E
2020E
2021E
2022E
AMCX
RLJE

EBITDA
($ in mm)


CAGR
5.0%
24.7%
4.6%
$965
$21
$944
$1,008
$23
$985
$1,050
$29
$1,020
$1,105
$35
$1,070
$1,173
$45
$1,128
2018E
2019E
2020E
2021E
2022E
AMCX
RLJE

Source: AMCX and RLJE 2018 management long range plans.

3

Pro Forma FCF / Share Impact

PF FCF / Share Reconciliation

($ in millions)	AMCX 2019E	AMCX 2020E	AMCX 2021E	RLJE 2019E	RLJE 2020E	RLJE 2021E	Pro Forma 2019E	Pro Forma 2020E	Pro Forma 2021E
Adjusted EBITDA	$985	$1,020	$1,070	$23	$29	$35	$1,008	$1,050	$1,105
(-) Contractual Rights / Working Capital	(252)	(249)	(176)	--	--	--	(252)	(249)	(176)
(+) Launch Support	9	9	9	--	--	--	9	9	9
(-) Cash Taxes[(1)]	(184)	(191)	(202)	(4)	(5)	(6)	(188)	(196)	(208)
(-) Net Interest	(141)	(142)	(140)	(0)	(0)	(0)	(142)	(142)	(141)
(-) AMCX Capex	(84)	(42)	(44)	--	--	--	(84)	(42)	(44)
(-) RLJE Capex	--	--	--	(2)	(2)	(2)	(2)	(2)	(2)
(+) Content Amortization (net of Step up)	--	--	--	37	41	46	37	41	46
(-) Investment in Content	--	--	--	(50)	(50)	(50)	(50)	(50)	(50)
Adjustments	**($652)**	**($615)**	**($553)**	**($19)**	**($16)**	**($13)**	**($671)**	**($631)**	**($566)**
Free Cash Flow	**$333**	**$406**	**$516**	**$3.6**	**$13**	**$22**	**$337**	**$419**	**$539**
Average Shares Outstanding	52	49	46				52	49	46
FCF / Share[(2)]	$6.38	$8.29	$11.15				$6.44	$8.56	$11.64
FCF / Share Accretion / (Dilution)	--	--	--				**1.1%**	**3.3%**	**4.3%**

Source: AMCX and RLJE 2018 management long range plans.
(1) Adjusted for tax reform. Assumes 25% effective tax rate.
(2) Excludes the impact of NOLs.

4

citi

Pro Forma EPS Impact

PF EPS Reconciliation

($ in millions)	AMCX			RLJE			Pro Forma		
	2018E	2019E	2020E	2018E	2019E	2020E	2018E	2019E	2020E
Adjusted EBITDA	$985	$1,020	$1,070	$23	$29	$35	$1,008	$1,050	$1,105
(-) AMCX D&A	(72)	(76)	(80)	--	--	--	(72)	(76)	(80)
(-) RLJE D&A	--	--	--	(7)	(9)	(10)	(7)	(9)	(10)
(-) AMCX SBC	(36)	(38)	(40)	--	--	--	(36)	(38)	(40)
(-) Net Interest	(141)	(142)	(140)	(0)	(0)	(0)	(142)	(142)	(141)
(-) Taxes[1]	(184)	(191)	(202)	(4)	(5)	(6)	(188)	(196)	(208)
Adjustments	**($433)**	**($447)**	**($463)**	**($11)**	**($14)**	**($17)**	**($445)**	**($461)**	**($479)**
Net Income	**$552**	**$574**	**$607**	**$11**	**$15**	**$18**	**$563**	**$589**	**$625**
Average Shares Outstanding	52	49	46				52	49	46
EPS[2]	$10.57	$11.71	$13.11				$10.78	$12.02	$13.50
EPS Accretion / (Dilution)	--	--	--				**2.0%**	**2.7%**	**3.0%**

Source: AMCX and RLJE 2018 management long range plans.
(1) Adjusted for tax reform. Assumes 25% effective tax rate.
(2) Excludes the impact of NOLs.

5

citi

Public Peer Comparables

(US $ in millions)

	NETFLIX	gaia	RLJ Entertainment, Inc. (@ Current Stock Price)	RLJ Entertainment, Inc. (@ $4.25 Stock Price)
Firm Value Build				
Share Price	$285.93	$12.95	$3.87	$4.25
TSM Shares	450	16	16	20
Equity Value	$128,715	$210	$63	$85
Net Debt and Other	3,189	(41)	48	49
Firm Value	**$131,904**	**$169**	**$111**	**$134**
Financials				
'18E Revenue	$14,996	$41	$103	$103
'18E EBITDA	1,936	(20)	21	21
Margin %	*13%*	*(49%)*	*20%*	*20%*
Growth				
Forward				
'17-'19 Revenue	27%	NA	23%	23%
'17-'19 EBITDA	85	NA	21	21
'17-'19 Subs	16	NA	41	41
Historical (YoY % Change)(1)				
Revenue ('3Q16-3Q17)	30%	69%	18%	18%
EBITDA ('3Q16-3Q17)	90	NM	3	3
Subscribers ('3Q16-3Q17)	33	73	58	58
Valuation Multiples				
FV / '18 Revenue	8.8x	4.1x	1.1x	1.3x
FV / '19 Revenue	7.0	NA	0.9	1.0
FV / '18 EBITDA	68.1	NM	5.3	6.4
FV / '19 EBITDA	42.6	NA	4.9	5.9
FV / Current Subscribers	$1,192	$544	$180	$217

Source: Factset, Company filings, Wall Street research.
Note: Market data as of 2/23/2018.
(1) YoY % Change from 2015 to 2016 for Private Subsidiaries.

6

citi

OTT Subscriber Landscape US Paid Subscribers (in mm) SVOD Aggregator SVOD Standalone vMVPD 52.8 (1) 40.9 17.0 5.0 5.0 2.3 2.2 1.2 0.7 0.6 0.3 Netflix Amazon Hulu HBO Now CBS All Access STARZ RLJE Gaia Sling DTVNOW PSVue / Source: Public filings. (1) Estimated Amazon Prime subscribers 7 OTT Subscriber Landscape US Paid Subscribers (in mm) SVOD Aggregator SVOD Standalone vMVPD 52.8 (1) 40.9 17.0 5.0 5.0 2.3 2.2 1.2 0.7 0.6 0.3 Netflix Amazon Hulu HBO Now CBS All Access STARZ RLJE Gaia Sling DTVNOW PSVue / Source: Public filings. (1) Estimated Amazon Prime subscribers 7

RLJE Offer Premium Premium Against Premium / Metric Source Closing Price 9.8% / $3.8704 (2/23/2018) 10 Day VWAP 12.3% / $3.7831 (2/9/2017 – 2/23/2018) Closing Price 126.1% / $1.8800 (8/18/2016) 8 Source: Bloomberg. RLJE Offer Premium Premium Against Premium / Metric Source Closing Price 9.8% / $3.8704 (2/23/2018) 10 Day VWAP 12.3% / $3.7831 (2/9/2017 – 2/23/2018) Closing Price 126.1% / $1.8800 (8/18/2016) 8 Source: Bloomberg.

IRS Circular 230 Disclosure: Citigroup Inc. and its affiliates do not provide tax or legal advice. Any discussion of tax matters in these materials (i) is not intended or written to be used, and cannot be used or relied upon, by you for the purpose of avoiding any tax penalties and (ii) may have been written in connection with the promotion or marketing of any transaction contemplated hereby ( Transaction ). Accordingly, you should seek advice based on your particular circumstances from an independent tax advisor. In any instance where distribution of this communication is subject to the rules of the US Commodity Futures Trading Commission ( CFTC ), this communication constitutes an invitation to consider entering into a derivatives transaction under U.S. CFTC Regulations §§ 1.71 and 23.605, where applicable, but is not a binding offer to buy/sell any financial instrument. Any terms set forth herein are intended for discussion purposes only and are subject to the final terms as set forth in separate definitive written agreements. This presentation is not a commitment to lend, syndicate a financing, underwrite or purchase securities, or commit capital nor does it obligate us to enter into such a commitment, nor are we acting as a fiduciary to you. By accepting this presentation, subject to applicable law or regulation, you agree to keep confidential the information contained herein and the existence of and proposed terms for any Transaction. Prior to entering into any Transaction, you should determine, without reliance upon us or our affiliates, the economic risks and merits (and independently determine that you are able to assume these risks) as well as the legal, tax and accounting characterizations and consequences of any such Transaction. In this regard, by accepting this presentation, you acknowledge that (a) we are not in the business of providing (and you are not relying on us for) legal, tax or accounting advice, (b) there may be legal, tax or accounting risks associated with any Transaction, (c) you should receive (and rely on) separate and qualified legal, tax and accounting advice and (d) you should apprise senior management in your organization as to such legal, tax and accounting advice (and any risks associated with any Transaction) and our disclaimer as to these matters. By acceptance of these materials, you and we hereby agree that from the commencement of discussions with respect to any Transaction, and notwithstanding any other provision in this presentation, we hereby confirm that no participant in any Transaction shall be limited from disclosing the U.S. tax treatment or U.S. tax structure of such Transaction. We are required to obtain, verify and record certain information that identifies each entity that enters into a formal business relationship with us. We will ask for your complete name, street address, and taxpayer ID number. We may also request corporate formation documents, or other forms of identification, to verify information provided. Any prices or levels contained herein are preliminary and indicative only and do not represent bids or offers. These indications are provided solely for your information and consideration, are subject to change at any time without notice and are not intended as a solicitation with respect to the purchase or sale of any instrument. The information contained in this presentation may include results of analyses from a quantitative model which represent potential future events that may or may not be realized, and is not a complete analysis of every material fact representing any product. Any estimates included herein constitute our judgment as of the date hereof and are subject to change without any notice. We and/or our affiliates may make a market in these instruments for our customers and for our own account. Accordingly, we may have a position in any such instrument at any time. Although this material may contain publicly available information about Citi corporate bond research, fixed income strategy or economic and market analysis, Citi policy (i) prohibits employees from offering, directly or indirectly, a favorable or negative research opinion or offering to change an opinion as consideration or inducement for the receipt of business or for compensation; and (ii) prohibits analysts from being compensated for specific recommendations or views contained in research reports. So as to reduce the potential for conflicts of interest, as well as to reduce any appearance of conflicts of interest, Citi has enacted policies and procedures designed to limit communications between its investment banking and research personnel to specifically prescribed circumstances. © 2018 Citigroup Global Markets Inc. Member SIPC. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world. Citi believes that sustainability is good business practice. We work closely with our clients, peer financial institutions, NGOs and other partners to finance solutions to climate change, develop industry standards, reduce our own environmental footprint, and engage with stakeholders to advance shared learning and solutions. Citi’s Sustainable Progress strategy focuses on sustainability performance across three pillars: Environmental Finance; Environmental and Social Risk Management; and Operations and Supply Chain. Our cornerstone initiative is our $100 Billion Environmental Finance Goal – to lend, invest and facilitate $100 billion over 10 years to activities focused on environmental and climate solutions. IRS Circular 230 Disclosure: Citigroup Inc. and its affiliates do not provide tax or legal advice. Any discussion of tax matters in these materials (i) is not intended or written to be used, and cannot be used or relied upon, by you for the purpose of avoiding any tax penalties and (ii) may have been written in connection with the promotion or marketing of any transaction contemplated hereby ( Transaction ). Accordingly, you should seek advice based on your particular circumstances from an independent tax advisor. In any instance where distribution of this communication is subject to the rules of the US Commodity Futures Trading Commission ( CFTC ), this communication constitutes an invitation to consider entering into a derivatives transaction under U.S. CFTC Regulations §§ 1.71 and 23.605, where applicable, but is not a binding offer to buy/sell any financial instrument. Any terms set forth herein are intended for discussion purposes only and are subject to the final terms as set forth in separate definitive written agreements. This presentation is not a commitment to lend, syndicate a financing, underwrite or purchase securities, or commit capital nor does it obligate us to enter into such a commitment, nor are we acting as a fiduciary to you. By accepting this presentation, subject to applicable law or regulation, you agree to keep confidential the information contained herein and the existence of and proposed terms for any Transaction. Prior to entering into any Transaction, you should determine, without reliance upon us or our affiliates, the economic risks and merits (and independently determine that you are able to assume these risks) as well as the legal, tax and accounting characterizations and consequences of any such Transaction. In this regard, by accepting this presentation, you acknowledge that (a) we are not in the business of providing (and you are not relying on us for) legal, tax or accounting advice, (b) there may be legal, tax or accounting risks associated with any Transaction, (c) you should receive (and rely on) separate and qualified legal, tax and accounting advice and (d) you should apprise senior management in your organization as to such legal, tax and accounting advice (and any risks associated with any Transaction) and our disclaimer as to these matters. By acceptance of these materials, you and we hereby agree that from the commencement of discussions with respect to any Transaction, and notwithstanding any other provision in this presentation, we hereby confirm that no participant in any Transaction shall be limited from disclosing the U.S. tax treatment or U.S. tax structure of such Transaction. We are required to obtain, verify and record certain information that identifies each entity that enters into a formal business relationship with us. We will ask for your complete name, street address, and taxpayer ID number. We may also request corporate formation documents, or other forms of identification, to verify information provided. Any prices or levels contained herein are preliminary and indicative only and do not represent bids or offers. These indications are provided solely for your information and consideration, are subject to change at any time without notice and are not intended as a solicitation with respect to the purchase or sale of any instrument. The information contained in this presentation may include results of analyses from a quantitative model which represent potential future events that may or may not be realized, and is not a complete analysis of every material fact representing any product. Any estimates included herein constitute our judgment as of the date hereof and are subject to change without any notice. We and/or our affiliates may make a market in these instruments for our customers and for our own account. Accordingly, we may have a position in any such instrument at any time. Although this material may contain publicly available information about Citi corporate bond research, fixed income strategy or economic and market analysis, Citi policy (i) prohibits employees from offering, directly or indirectly, a favorable or negative research opinion or offering to change an opinion as consideration or inducement for the receipt of business or for compensation; and (ii) prohibits analysts from being compensated for specific recommendations or views contained in research reports. So as to reduce the potential for conflicts of interest, as well as to reduce any appearance of conflicts of interest, Citi has enacted policies and procedures designed to limit communications between its investment banking and research personnel to specifically prescribed circumstances. © 2018 Citigroup Global Markets Inc. Member SIPC. All rights reserved. Citi and Citi and Arc Design are trademarks and service marks of Citigroup Inc. or its affiliates and are used and registered throughout the world. Citi believes that sustainability is good business practice. We work closely with our clients, peer financial institutions, NGOs and other partners to finance solutions to climate change, develop industry standards, reduce our own environmental footprint, and engage with stakeholders to advance shared learning and solutions. Citi’s Sustainable Progress strategy focuses on sustainability performance across three pillars: Environmental Finance; Environmental and Social Risk Management; and Operations and Supply Chain. Our cornerstone initiative is our $100 Billion Environmental Finance Goal – to lend, invest and facilitate $100 billion over 10 years to activities focused on environmental and climate solutions.